EXECUTION COPY

Recording at the Request of and
when Recorded Mail Original to:


Latham & Watkins
633 W. Fifth Street, Suite 4000
Los Angeles, California 90071-2007
Attention:  Elizabeth Sterling



                  ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS


                  THIS ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS (as the same may be amended, supplemented or otherwise modified from time to time, this "Assignment") is made and entered into as of June 26, 2002, by RIVIERA BLACK HAWK, INC., a Colorado corporation ("Assignor"), whose address is c/o Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and whose federal taxation identification number is 86-0886265, for the benefit of THE BANK OF NEW YORK, having an office at 101 Barclay Street, 8W, New York, New York 10286, in its capacity as trustee under the Indenture referred to below (together with its successors and assigns, "Assignee") for its benefit and the benefit of the Holders (as defined herein).

                                                      RECITALS

                  A. Assignor is the wholly-owned subsidiary of RIVIERA HOLDINGS CORPORATION, a Nevada corporation ("RHC").

                  B. Assignee, Assignor, RHC, ROC, RGM and RGMC are the parties to that certain Indenture dated as of June 26, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"). Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings given such terms in the Indenture.

                  C. RHC has, under the Indenture, issued its 11% Senior Secured Notes Due 2010 in the original principal amount of $215,000,000 (together with any amendments, supplements, modifications, renewals or extensions thereof and any notes issued in replacement thereof or exchange therefor from time to time, the "Notes"). The Notes, the Indenture, the Collateral Documents and all other documents, agreements and instruments (in each case, as amended, supplemented or otherwise modified from time to time) now or hereafter executed and delivered in connection with the Indenture and the transactions described therein are collectively hereinafter referred to as the "Transaction Documents".

                  D. The Indenture requires that the obligations of RHC under the Notes, the Indenture and the other Transaction Documents be guaranteed by Assignor and such guarantee is required to be secured by liens and security interests covering certain property of Assignor. In connection therewith, Assignor is executing and delivering, among other things, (i) that certain Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests, of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Deed of Trust"), from Assignor to the Public Trustee of the County of Gilpin, Colorado, for the benefit of Assignee encumbering the Property (as defined below), and (ii) this Assignment.

                  E. Assignor, as landlord, may enter into certain leases or subleases of portions of the Property. Such leases and subleases, and any other lease, sublease, leases or subleases or agreement for the use and occupancy of all or any portion(s) of the Property hereafter entered into by Assignor, together with any and all guarantees, amendments, modifications, extensions and renewals thereof, are hereinafter referred to as the "Tenant Leases".

                  F. Assignor, RHC, ROC, RGM, RGMC and one or more lenders may enter into a credit facility agreement pursuant to which Assignor, RHC, ROC, RGM and RGMC may incur up to $30,000,000 of Indebtedness (the "Credit Facility"), which may be secured by Liens on the Collateral, including the Assigned Property. Upon execution and delivery of the intercreditor agreement in the form of Exhibit H to the Indenture (the "Intercreditor Agreement"), the Liens on the Collateral, including the Assigned Property, securing the Notes, will be subordinated to the Liens securing up to $30,000,000 of Indebtedness under the Credit Facility.

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor agrees as follows:

                  1. Definitions. As used herein, capitalized terms shall have the following meanings:


                  "Improvements" means any and all buildings, constructions, facilities and fixtures, pipelines and all other improvements now on, or hereafter located or constructed on or in, the Land or any portion thereof.

                  "Land" means the real property described in Exhibit A attached hereto and by this reference incorporated herein, including without limitation, all air rights with respect thereto.

                  "Property" means collectively the Land and the Improvements.

         Unless otherwise defined herein, all other capitalized terms used herein and defined in the Indenture shall have the respective meanings given to those terms in the Indenture.

2. Assignment of Leases and Rents. Assignor hereby irrevocably, absolutely, presently, unconditionally, and not merely as additional security for the payment and performance of the Obligations, sells, assigns, sets over and transfers to Assignee the following property, rights, interests and estates now

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or in future owned or held by Assignor (collectively, the "Assigned Property"):

                  (a) any and all rights, title and interest of Assignor in, to and under the Tenant Leases;

                  (b) any and all guaranties of the obligations of the tenants, licensees or other occupants of the Property (the "Tenants") under any of the Tenant Leases, or any other credit enhancements given to Assignor in connection with any Tenant's performance under any of the Tenant Leases;

                  (c) the right to the use and possession of the Property and all of the income, rents, receipts, security or similar deposits, revenues, issues, royalties, profits, earnings, products and proceeds from any and all of the Land or Improvements, now owned or hereafter acquired (collectively, the "Rents, Issues and Profits") now due or that may become due or to which Assignor may now or hereafter (whether during any applicable period of redemption, or otherwise) become entitled or may demand or claim, arising out of or issuing from the Tenant Leases, or from or out of the Property or any part thereof, including without limitation, liquidated damages following a default under a Tenant Lease, any termination, cancellation, modification or other fee or premium payable by a Tenant to Assignor for any reason and the proceeds of rental insurance;

                  (d) the right to the use and possession of any or all of the furniture, furnishings, fittings, attachments, appliances, machinery, equipment, devices and appurtenances of every kind and description now or hereafter affixed to, located in or on the Property or available for the use of the Tenants or the operation of the Property and in or to which Assignor has any right, title or interest; and

                  (e) all rights or causes of action that Assignor mow of hereafter may have against any Tenant.

                  Assignor further assigns, transfers and sets over to Assignee all of Assignor's right, title and interest in and to all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any of the Tenant Leases by a Tenant or trustee of the Tenant under
Section 365 of the Bankruptcy Code, 11 U.S.C. Section 365, including without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by the Tenant or trustee in respect of the leased premises following the entry of an order for relief under the Bankruptcy Code in respect of such lessee and all rentals and other charges outstanding under the Tenant Lease as of the date of entry of such order for relief.

3. Assignor Limited License. Provided that no Event of Default exists, Assignor shall have the right under a license granted hereby and Assignee hereby grants to Assignor a license to collect, but not more than one month in advance, all of the Rents, Issues and Profits arising from or out of the Tenant Leases or any renewals or extensions thereof, or from or out of the Property or any part thereof, but only as trustee for the benefit of Assignee. Thereafter, so long as no Event of Default exists, Assignor may use the Rents, Issues and Profits in any manner not inconsistent with the Indenture. The license granted hereby shall

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

be revoked automatically upon the occurrence of an Event of Default. If Assignor nevertheless collects any Rents, Issues and Profits after the license granted hereby is revoked, Assignor shall hold the same in trust for Assignee and shall immediately pay the same to Assignee (in the form received, except for any necessary endorsement), without the necessity of any request or demand therefor.

4. Limitation. The acceptance by Assignee of the assignment provided herein, together with all of the rights, powers, privileges and authority created herein or elsewhere in this Assignment, shall not, prior to entry upon and taking possession of the Property by Assignee, be deemed or construed to constitute Assignee a "mortgagee in possession," nor thereafter or at any time or in any event obligate Assignee to appear in or defend any action or proceeding relating to the Tenant Leases, the Rents, Issues and Profits or the Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation or responsibility for any security deposits or other deposits delivered to Assignor by any Tenant and not assigned and delivered to Assignee, nor shall Assignee be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Property.

5. Performance by Assignor. Assignor covenants and agrees that it shall perform its obligations under the Tenant Leases in accordance with their terms. Assignor shall not default in the performance of any obligation of Assignor under any Tenant Lease if, by reason of such default, the Tenant or other party thereunder has the right to cancel such Tenant Lease or to claim any diminution or offset against future Rents, Issues or Profits.

6. Remedies. Upon the occurrence of any Event of Default, Assignee may, at its option (in each case, subject to and in accordance with any applicable terms of the Indenture and the Intercreditor Agreement, if theretofore executed by Assignee):

(a) declare all sums secured hereby and by the Transaction Documents to be immediately due and payable, and the same shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind;

(b) terminate Assignor's right and license to collect the Rents, Issues and Profits and either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of the Property or any part thereof, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof or interest therein, make, modify, enforce, cancel or accept the surrender of any Tenant Lease, take actions which may affect the income therefrom or protect the security hereof, and with or without taking possession of the Property, sue for or otherwise collect the Rents, Issues and Profits, including without limitation those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including without limitation, reasonable attorney's fees (including reasonable charges for in-house counsel), upon any indebtedness evidenced by the Notes or any other Transaction Documents, all in such order as Assignee may determine. From and after receipt of prior written notice Assignee to pay Rents, Issues and Profits directly to Assignee or another party designated by Assignee, each Tenant shall pay all such payments under its

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

respective Tenant Lease in the manner instructed by Assignee. The entering upon and taking possession of the Property or any portion thereof, the collection of the Rents, Issues and Profits and the application thereof as aforesaid, or any of such acts, shall not cure or waive any default or notice of default or invalidate any act done in response to such default or pursuant to such notice, and notwithstanding the continuance in possession of the Property or the collection, receipt and application of the Rents, Issues and Profits, Assignee shall be entitled to exercise every right provided for in any of the Indenture, the Notes, or the other Transaction Documents or by law upon the occurrence of any Event of Default, including without limitation, the right to exercise the power of sale provided herein;

(c)  notwithstanding  the  availability  of  legal  remedies,   obtain  specific
performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Assignor to cure or refrain from repeating any default;

(d) with or without accelerating the maturity of the Obligations, sue from time to time for any payment due under any of the Indenture, the Notes or the other Transaction Documents, or for money damages resulting from Assignor's default under any of the Indenture, the Notes or the other Transaction Documents; and/or

(e) exercise all other rights and remedies provided herein, in the Indenture, the Notes, the other Transaction Documents or in any other document or agreement now or hereafter securing all or any portion of the Obligations, or at law or in equity, or any combination of any such rights or remedies, to the extent permitted by law.

                  Upon request by Assignee, Assignor shall assemble and make available to Assignee at the Land any of the Property which is not located on the Land or which has been removed therefrom.

7. Additional Remedies. If an Event of Default has occurred, in addition to all other rights and remedies of Assignee as set forth under Section 6 hereof, Assignee shall have the following rights and remedies (in each case, subject to and in accordance with any applicable terms of the Indenture and the Intercreditor Agreement, if theretofore executed by the Assignee) (together with the remedies set forth under Section 6 hereof, the "Assignment Remedies"):

                  (a) Possession and/or Collection of Rent. Assignee, without first being required to (i) foreclose, (ii) take any actions to foreclose, (iii) institute any legal proceedings of any kind whatsoever or (iv) exercise any other actions or remedies hereunder or at law or in equity, shall have the exclusive right and power (but not the obligation) (A) to enter upon and take possession of the Property or any part thereof, (B) to rent or re-rent the same, either in the name of Assignee or Assignor, or either of them, and/or (C) to receive all Rents, Issues and Profits from the Property. Assignee shall apply any Rents, Issues and Profits received by Assignee first, to the costs and expenses incurred by Assignee in protecting and operating the Property, and next, to the payment of the Obligations in such manner and in such order of priority as Assignee shall determine consistent with the provisions of the Indenture. Any such action by Assignee shall not operate as a waiver of the Event of Default in question, or as an affirmation of any Tenant Leases or of the rights of any Tenant in the event title to that part of the Property covered by the Tenant Leases or held by the Tenant should be acquired by Assignee or any

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

other purchaser at a foreclosure sale. The right of Assignee to receive all Rents, Issues and Profits from the Property upon the occurrence and during the continuance of any Event of Default shall be applicable whether or not Assignee has entered upon, foreclosed, taken any actions to foreclose or taken possession of the Property, whether or not Assignee has instituted any legal proceedings of any kind whatsoever, or whether or not Assignee has otherwise attempted to exercise any other actions or remedies hereunder or at law or in equity. If any such Rents, Issues and Profits are paid to or received by Assignor, Assignor shall hold the same in trust for Assignee and immediately pay the same to Assignee (in the form received, except for any necessary endorsement), without the necessity of any request or demand therefor. Until receipt from Assignee of notice of the occurrence of an Event of Default hereunder and during the continuance thereof, all Tenants of the Tenant Leases and any successors to the leasehold interest of such Tenants may pay Rents, Issues and Profits directly to Assignor, but after notice of the occurrence of any Event of Default and during the continuance of same, Assignor covenants to and shall hold all Rents, Issues and Profits paid to Assignor in trust for Assignee and shall immediately pay the same to Assignee (in the form received, except for any necessary endorsement), without the necessity of any request or demand therefor. Assignor hereby authorizes and directs all Tenants of the Tenant Leases herein described, and any successors to the leasehold interest of such Tenants, upon receipt of any notice from Assignee stating that an Event of Default hereunder has occurred, to pay to Assignee the Rents, Issues and Profits due and to become due under such Tenant Leases. Assignor agrees that such Tenants shall have the right to rely upon any such notice and request by Assignee without any obligation or right to inquire as to whether an Event of Default actually exists and notwithstanding any notice from or claim of Assignor to the contrary, and Assignor shall have no right or claim against such Tenants for any such Rents, Issues and Profits so paid by the Tenants to Assignee. In such event, receipt by Assignee of Rents, Issues and Profits from such Tenants or their successors shall be a release of such Tenants or their successors to the extent of all amounts so received by Assignee.

                  (b) Management. Subject to the provisions of Section 14, Assignee, at its option, may take over and assume the management, operation and maintenance of the Property and perform all acts necessary and proper and expend such sums out of the income of the Property as may be needed in connection therewith including applying for appropriate approvals from the Liquor and Gaming License Authorities, in the same manner and to the same extent as Assignor theretofore might do, including without limitation, the right to enter into new leases, to cancel or surrender existing Tenant Leases, to alter or amend the terms of existing Tenant Leases, to renew existing Tenant Leases, or to make concessions to Tenants. Assignor hereby releases all claims against Assignee arising out of such management, operation and maintenance, including without limitation, such claims as may arise from the negligence of Assignee, but not the gross negligence or willful misconduct of Assignee.

                  (c) Receiver. Upon or at any time after the occurrence of any Event of Default, Assignee shall at once become entitled to the possession, use and enjoyment of the Property and the Rents, Issues and Profits from the date of such occurrence and continuing during the pendency of any proceedings for sale by the public trustee or foreclosure proceedings and the period of redemption,

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

if any. Assignee shall be entitled to a receiver for the Property, and of the Rents, Issues and Profits, after any such Event of Default, including without limitation, the time covered by any proceedings for sale by the public trustee or foreclosure proceedings and the period of redemption, if any. Assignee shall be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Assignor, or of the then owner of the Property, and without regard to the value thereof, and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being hereby expressly waived. All Rents, Issues and Profits, income and revenue therefrom shall be applied by such receiver to the payment of the Obligations according to the orders and directions of the court, or in the absence of such orders or directions, in the manner set forth in Section 8 below.

                  (d) Attorney-in-Fact. Assignor appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, Assignee or otherwise, from time to time after the occurrence of an Event of Default, to perform, at Assignee's election, any action and to execute and record any instrument deemed necessary, advisable or incidental to accomplish the purposes of this Assignment, including without limitation, in connection with exercising any Assignment Remedies and effectuating the actions described in this Section 7 and in Section 6 hereof, in each instance only to the extent Assignor has failed to comply with the provisions of this Assignment. Such appointment is irrevocable and coupled with an interest until payment in full and complete performance of all the Obligations. Assignee may appoint a substitute attorney-in-fact. Assignor ratifies all actions taken by the attorney-in-fact but, nevertheless, if Assignee requests, Assignor will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect such ratification.

8.                General Provision Pertaining to Remedies.
                  ----------------------------------------

                  (a) The Assignment Remedies are cumulative and may be pursued concurrently or otherwise, at such time and in such order as Assignee may determine, in its sole discretion, and without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Assignor.

                  (b) The enumeration in the Indenture and the other Transaction Documents of specific rights and powers will not be construed to limit any general rights or powers or impair Assignee's rights with respect to the Assignment Remedies.

                  (c) If Assignee exercises any of the Assignment Remedies, Assignee will not be deemed a mortgagee-in-possession.

                  (d) Assignee will not be liable for any act or omission of Assignee in connection with the exercise of the Assignment Remedies except as a result of its gross negligence or willful misconduct.

                  (e) Assignee's right to exercise any Assignment Remedy will not be impaired by Assignee's delay in exercising or failure to exercise the Assignment Remedies and will not be construed as extending any cure period or constitute a wavier of the default or Event of Default.

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

                  (f) If an Event of Default occurs, Assignee's or a receiver's payment or performance of acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

                  (g) Assignee's or a receiver's acceptance of partial payment will not extend or affect any grace period or constitute a waiver of a default or Event of Default but will be credited against the unpaid Obligations.

                  (h) If Assignee or a receiver exercises any of the Assignment Remedies, such action will not cure or waive any default, will not waive, modify or affect any notice of default under the Transaction Documents and will not invalidate any act done pursuant to a notice of default under the Transaction Documents. Once Assignee exercises the Assignment Remedies, Assignee's enforcement will continue for so long as Assignee elects, notwithstanding that the collection and application of the Rents, Issues and Profits may have cured the original default. If Assignee elects to discontinue the exercise of the Assignment Remedies, the Assignment Remedies may be reasserted at any time and from time to time following a subsequent Event of Default.

                  (i) A demand by Assignee or a receiver on any Tenant to pay Rents, Issues and Profits to Assignee or the receiver by reason of an Event of Default will be sufficient notice to such Tenant to make future payments of Rents, Issues and Profits to Assignee or the receiver without the necessity for consent by Assignor.

9. Application of Income. Assignee shall, after payment of all proper charges and expenses, including reasonable compensation to any managing agent as it shall select and employ, and after the accumulation of a reserve to meet taxes, assessments and insurance as herein required or under the Indenture or the other Transaction Documents in requisite amounts, credit the net amount of income received by it from the Property by virtue of this absolute assignment to any amounts due and owing to it by Assignor under the terms hereof, but the manner of the application of said net income and what items shall be credited shall be determined pursuant to the Indenture, or otherwise in the sole discretion of Assignee. Without impairing its rights hereunder, Assignee may, at its option, at any time and from time to time, release to Assignor Rents, Issues and Profits received by Assignee, or any portion of such Rents, Issues and Profits. Assignee shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of Rents, Issues and Profits, but shall be accountable only for Rents, Issues and Profits that Assignee shall actually receive. Assignee shall not be accountable for more monies than it actually receives from the Property nor shall it be liable for failure to collect Rents, Issues and Profits.

10. Term. This absolute assignment shall remain in full force and effect so long as the Obligations or any part thereof to Assignee remains unpaid or unsatisfied, in whole or in part.

11. Actions of Trustee. All provisions hereof shall inure to the benefit of and all actions authorized hereunder shall be exercisable by Trustee or any substitute Trustee at Assignee's request.

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

12. Duty to Defend. If Assignor or any of its trustees, officers, participants, employees, agents or affiliates is a party in any proceeding relating to this Assignment or the Tenant Leases and the Rents Issues and Profits, Assignor will defend and hold harmless such party with attorneys and other professionals retained by Assignor and approved by Assignee. At its option, Assignee may engage its own attorneys and other professionals, at Assignor's expense, to defend or assist such party. In any event, such proceeding will be controlled by Assignee.

13. Payment of Expenses. Assignor is obligated to pay all reasonable expenses incurred by Assignee or any receiver or that are otherwise payable in connection with this Assignment or the Tenant Leases and the Rents, Issues and Profits, including without limitation, expenses relating to (i) any proceeding or other claim asserted against Assignee arising under this Assignment and (ii) the preservation of Assignee's security and the exercise of any Assignment Remedies.

14. Gaming Laws. The grant of, and terms and provisions of, this Assignment, including, but not limited to, all rights and remedies of Assignee and powers of attorney and appointment, are expressly subject to all laws, statutes, regulations and orders affecting limited gaming or the sale of liquor (collectively, the "Gaming Laws"), in the State of Colorado, which may include, but not be limited to, the necessity for Assignee to obtain the prior approval of the regulatory agencies enforcing the Gaming Laws before taking any action hereunder and to be licensed by such regulatory agencies before exercising certain rights and remedies hereunder.

15. Supplementary Assignment. This Assignment is intended to be supplementary to and not in substitution for or in derogation of any assignment of rents contained in the Deed of Trust. Failure of Assignee to avail itself of any of the terms, covenants or conditions of this Assignment for any period of time or for any reason shall not constitute a waiver thereof.

16. Notices. All notices and other communications under this Assignment shall be in writing, except as otherwise provided in this Assignment. A notice, if in writing, shall be considered as properly given if given in accordance with the provisions of Section 5.8 of the Deed of Trust.

17. No Waiver of Remedies. By accepting payment of any amount secured hereby after its due date, or an amount which is less than the amount then due, or performance of any obligation required hereunder after the date required for such performance, Assignee does not waive its right to require prompt payment or performance when due of all other amounts or obligations so secured or to declare a default by reason of the failure to so pay or perform.

18. Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not to be construed as a part of this Assignment.

19. Corrections. Assignor shall, upon request of Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Assignment or in the execution or acknowledgement hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Trustee to carry out more effectively the purposes of this Assignment, to subject to the lien and security interest hereby created any of Assignor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

20. Further Assurances. Assignor will execute, acknowledge and deliver to Assignee, a receiver or any other entity Assignee designates, any additional or replacement documents and perform any additional actions that Assignee or such receiver determines are reasonably necessary to evidence, perfect or protect Assignee's interest in the Assigned Property or to carry out the intent or facilitate the performance of the provisions of this Assignment.

21. Attorneys' Fees. All references to "attorneys' fees" in this Assignment shall include, without limitation, such reasonable amounts as may then be charged by Assignee for legal services furnished by attorneys in the employ of Assignee (including reasonable charges for in-house counsel).

22. Amendments. This Assignment cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto.

23. No Further Assignment. Assignor will not further assign or otherwise transfer or encumber its interest in the Assigned Property without Assignee's prior written consent, which may be withheld in Assignee's sole discretion.

24. GOVERNING LAW. THIS ASSIGNMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT THAT, FOR PURPOSES OF DETERMINING THE CREATION, VALIDITY, PRIORITY AND ENFORCEMENT OF THE LIEN CREATED HEREBY AND THE EXERCISE OF REMEDIES HEREUNDER IN CONNECTION WITH SUCH LIEN, THE LAWS OF THE STATE OF COLORADO SHALL GOVERN.

25. Time of Essence. Time is of the essence of this Assignment and of every part hereof of which time is an element.

26. Jurisdiction and Venue. At the sole option of Assignee, any action concerning this Assignment or any other Transaction Document may be brought in the Colorado District Court for the County in which Assignee is located or in the United States District Court for the District of Colorado, and Assignor consents to venue and personal jurisdiction with respect thereto.

27. Waiver of Jury Trial. Assignor hereby waives any right to jury trial of any claim, cross-claim or counter-claim relating to or arising out of or in connection with this Assignment and/or any of the other Transaction Documents.

28. Waiver of Exemptions. To the extent permitted by law, Assignor hereby waives all rights to any exemption to which Assignor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.

29. Release. The recording of a full release of the Deed of Trust shall automatically constitute a full release of this Assignment.


                          [Signature Page Follows]

                [Signature Page to Assignment of Rents & Leases]

                  IN WITNESS WHEREOF, Assignor has duly executed and delivered this Assignment of Rents, Leases and Leasehold Interests as of the day and year first above written.


                                            RIVIERA BLACK HAWK, INC.,
                                            a Colorado corporation


                                            By:______________________________
                                            Name:
                                            Title:

                             ACKNOWLEDGMENT


STATE OF ______________    )
                                    ) ss.
COUNTY OF __________       )

                 The foregoing instrument was acknowledged before me this __ day of ________, 2002, by _______________ and _______________ as _______________ and
 _______________, respectively, of _______________, a _______________.

                 WITNESS my hand and official seal.

                 My commission expires _________________________________.

                              Exhibit A


                           LEGAL DESCRIPTION





















                                 A-1